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                                                                    EXHIBIT 99.1

                                      PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                              THE FIRST CORPORATION

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints _____________ and ____________, or either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the special meeting of shareholders of The First Corporation, to be held in the main office of The First National Bank of Opelika, 414 South Seventh Street, Opelika, Alabama, on _______, _________, 1998, at __:__ _.m. (Central Time), and
at any adjournment thereof.

    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF THE FIRST CORPORATION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PROPOSAL 1. To approve and adopt the Agreement and Plan of Merger, dated as of August 12, 1998, by and between The First Corporation and BancorpSouth, Inc., providing for the merger of The First Corporation with and into BancorpSouth, Inc., as described in the Prospectus Supplement/Proxy Statement dated _____________, 1998.

FOR                  AGAINST                  ABSTAIN
[ ]                  [ ]                      [ ]

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IMPORTANT:  Please sign exactly as your
name or names appear on this proxy card. The        The undersigned instructs that this proxy
undersigned instructs that this proxy be            be voted as marked.
When shares are held by joint tenants, both
voted as marked. should sign. When signing          Dated: ______________________, 1998
as an attorney, executor,  administrator,
trustee  or guardian,  please give full
title as such. If a corporation,  please sign       -----------------------------------
in full corporate  name by  president  or other     Signature of Shareholder
authorized  officer. If a  partnership,
please sign in partnership name by general
partner or other authorized person.                 -----------------------------------
                                                    Signature if held jointly
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